Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260991, 333-263903, 333-271148, 333-273290, 333-279288, 333-281983, and 333-285748) and Form S-3 (No. 333-279033) of Backblaze, Inc. (the Company) of our report dated March 11, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
San Jose, California

March 10, 2026